Exhibit 99.2

CLUBCORP CEO ERIC AFFELDT TO RETIRE

DALLAS - (April 12, 2017) - ClubCorp - The World Leader in Private Clubs® (NYSE: MYCC) - today announced that Eric Affeldt intends to retire from his role as Chief Executive Officer upon the appointment of his successor.

As part of its regular CEO succession planning process, the Board has identified a strong internal candidate and will engage a leading executive search firm to identify additional, highly qualified, external candidates.

"The Board extends its deep appreciation to Eric for his outstanding leadership over the past 11 years,” said John Beckert, Chairman of the Board. “His expertise and strategic leadership have been instrumental in strengthening the Company. We look forward to Eric’s continued leadership as we conduct our CEO search and execute a seamless leadership transition.”

Affeldt, who joined ClubCorp as President and CEO in late 2006, has led the Company through the best 10 years of its 60 year history, in terms of financial performance. In addition, he oversaw the investment of more than $720 million in ClubCorp properties, enhancing the value and experience for ClubCorp’s members and guests. Finally, he helped lead the Company’s 2013 initial public stock offering and has been a major driver in the reinvention of the modern club management industry.

Affeldt commented, “It has been a tremendous privilege to help lead The World Leader in Private Clubs®. We have achieved so much since our IPO in 2013, and have set the industry bar for reinventions within the modern club management sector. I am so proud of our 20,000 Employee Partners and the outstanding service they provide to all our members and guests.”

About ClubCorp (NYSE: MYCC)
Since its founding in 1957, Dallas-based ClubCorp has operated with the central purpose of Building Relationships and Enriching Lives®. ClubCorp is a leading owner-operator of private golf and country clubs and private business clubs in North America. ClubCorp owns or operates a portfolio of over 200 golf and country clubs, business clubs, sports clubs, and alumni clubs in 27 states, the District of Columbia and two foreign countries that serve over 430,000 members, with approximately 20,000 peak-season employees. ClubCorp Holdings, Inc. is a publicly traded company on the New York Stock Exchange (NYSE: MYCC). ClubCorp properties include: Firestone Country Club (Akron, Ohio); Mission Hills Country Club (Rancho Mirage, California); The Woodlands Country Club (The Woodlands, Texas); Capital Club Beijing; and Metropolitan Club Chicago. You can find ClubCorp on Facebook at facebook.com/clubcorp and on Twitter at @ClubCorp.

Important Additional Information and Where to Find It
The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company’s 2017 annual meeting of stockholders (the “2017 Annual Meeting”).

The Company plans to file a proxy statement with the SEC in connection with the solicitation of proxies for the 2017 Annual Meeting (the “2017 Proxy Statement”), together with a WHITE proxy card.  STOCKHOLDERS ARE URGED TO READ THE 2017 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2017 Proxy Statement and other materials to be filed with the SEC in connection with the 2017 Annual Meeting.

Stockholders will be able to obtain, free of charge, copies of the 2017 Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the Company with the SEC in connection with the 2017 Annual Meeting at the SEC’s website (http://www.sec.gov) or via the Company’s Investors section of the ClubCorp website at ir.clubcorp.com. In addition, copies of the proxy materials, when available, may be requested from the Company’s proxy solicitor, MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016 or toll-free at (800) 322-2885 or by email: ClubCorp@mackenziepartners.com.

Special Note on Forward-Looking Statements
In addition to historical information, this press release contains statements relating to future results that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. These forward-looking statements can be identified by the fact that they do not relate strictly to current or historical facts and often include words such as “plans”, “expect”, “intend”, “will”, “estimate”, “believe” or “continue”, or the negatives of these terms or variations of them or similar terminology in this press release to identify forward-looking statements. All statements, other than statements of

Exhibit 99.2

historical facts included in this press release, including statements concerning plans, goals, beliefs, future events trends and other information are forward-looking statements. The forward-looking statements are not historical facts, and are based upon current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control. All expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this press release, including among others: [the ability of the Board of Directors to identify and attract candidates to succeed Mr. Affeldt][changes in the business environment in which the Company operates, the availability and attractiveness of potential strategic opportunities, the behavior of the Company’s competitors] and other risks, uncertainties and factors set forth in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in the Company's Annual Report on Form 10-K for the fiscal year ended December 27, 2016, which is on file with the Securities Exchange Commission (“SEC”).

Although the Company believes that these statements are based upon reasonable assumptions, it cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect new information or events or circumstances that occur after the date of this press release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company's filings with the SEC (which are available from the SEC's EDGAR database at www.sec.gov and via the Company’s website at at ir.clubcorp.com).